Exhibit e(2)

SUPPLEMENT TO DISTRIBUTION AGREEMENT
PICTET FUNDS

	July 1, 2000



Provident Distributors, Inc.
Four Falls Corporate Center
West Conshohocken, Pennsylvania 19428

Dear Sirs:

	This letter is to confirm that the undersigned, Pictet Funds, a Massachusetts business trust (formerly known as Panorama Trust) (the Trust), and Provident Distributors, Inc., a Delaware corporation (the Distributor), have agreed that the Distribution Agreement between the Trust and the Distributor dated September 24, 1999 (the Agreement), is herewith amended to provide that the Distributor shall also be the Distributor for the Pictet International Equity Fund on the terms and conditions contained in the Agreement. Schedule A to the Agreement is revised in the form attached hereto.

	If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

						Very truly yours,

						PICTET FUNDS


						By: /s/Jean G. Pilloud
						    Authorized Signature

Accepted:

PROVIDENT DISTRIBUTORS, INC.

By: /s/Philip H. Rinnander
    Authorized Signature

SCHEDULE A (as revised July 1, 2000)

to the Distribution Agreement
between Panorama Trust (now known as Pictet Funds) and
Provident Distributors, Inc.


Name of Series

Pictet Global Emerging Markets Fund
Pictet International Small Companies Fund
Pictet Eastern European Fund
Pictet European Equity Fund
Pictet International Equity Fund









PICTET FUNDS				PROVIDENT DISTRIBUTORS, INC.

By:/s/Jean G. Pilloud				By:/s/Philip H. Rinnander
Title:Chairman and President			Philip H. Rinnander